SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                           THE SECURITIES ACT OF 1934



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        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 19, 2002


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                            BUCKEYE TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

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
DELAWARE                                    33-60032                            62-1518973
(State of Incorporation)                    (Commission File Number)   (I.R.S. Employer Identification No.)

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                  1001 Tillman Street, Memphis, Tennessee 38112
                    (Address of principal executive offices)



           Registrant's telephone, including area code (901) 320-8100

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ITEM 5. OTHER EVENTS

         On March 19, 2002, the Registrant issued the following press release announcing its new credit arrangements and updating its business outlook.

                    BUCKEYE ANNOUNCES NEW CREDIT ARRANGEMENTS
                          AND UPDATES BUSINESS OUTLOOK

MEMPHIS, TN March 19, 2002 - Buckeye Technologies Inc. (NYSE: BKI) today announced that it has reached agreement with its bank group on amendments to the Company's existing $215 million revolving credit facility. The Company also commented on current business conditions.

Buckeye indicated that the amended agreement with its bank group loosens financial covenants through June 2003, but increases its interest rate by 50 basis points to a current rate of 5.8%. The Company regards the terms of the agreement as satisfactory.

Buckeye Chairman Robert E. Cannon commented that "We are pleased to have reached agreement with our banks and are comfortable with the revised covenants. We enjoy a strong relationship with an outstanding group of banks, including Fleet, Wachovia, Bank of America, and Toronto Dominion. They understand our business and have been supportive during a difficult economic period."

With regard to the Company's current quarter, Mr. Cannon stated that "We are in the process of significantly reducing our finished product inventories. This generates cash, but hurts earnings in the current weak wood pulp market. We are taking a one-time restructuring charge of about $1 million which will also adversely impact the current quarter. Consequently, we expect to experience a net loss of about $4 million in the January-March quarter.

There are, however, some signs that the pulp market may be turning around. Industry shipments were brisk in February and we are now moving into the usually stronger spring months. We believe that the worst is behind us and that our business results will start improving in the April-June quarter."

Buckeye, a leading manufacturer and marketer of specialty cellulose and absorbent products, is headquartered in Memphis, Tennessee, USA. The Company currently has facilities in the United States, Germany, Canada, Ireland and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, services and prices, and other factors. For further information on factors, which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

                                 BUCKEYE TECHNOLOGIES INC.


                                 /S/ GAYLE L. POWELSON
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                                 Gayle L. Powelson
                                 Senior Vice President, Chief Financial Officer March 19, 2002